Exhibit 10.53

TAYLOR CAPITAL GROUP, INC.

OFFICER AND EMPLOYEE

RESTRICTED STOCK AWARD

NOTICE OF RESTRICTED STOCK GRANT

Name of Employee: Hoppe, Mark A.

You have been awarded restricted shares of Common Stock (“Shares”) of Taylor Capital Group, Inc. (the “Company”) as follows (the “Award”):

Date of Award:	February 4, 2008

Total Number of Shares Awarded:	60,030

Vesting Schedule: The Restrictions shall lapse as to twenty-five percent (25%) of the Restricted Shares on the first (1st) anniversary of the Date of Award, fifty percent (50%) of the Restricted Shares on the second (2nd) anniversary of the Date of Award, seventy-five percent (75%) of the Restricted Shares on the third (3rd) anniversary of the Date of Award and one hundred percent (100%) of the Restricted Shares on the fourth (4th) anniversary of the Date of Award, provided that Employee remains in the continuous employment of the Company, the Bank or a Subsidiary at all times from the Date of Award through and including each such anniversary of the Date of Award.

The Employee and the Company hereby agree that this Award is granted under and governed by the terms and conditions of the 2008 Restricted Stock Award, which is attached hereto and made an integral part hereof, and the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan. The Company and Employee each agree to be bound by all of the terms and conditions set forth in the 2008 Restricted Stock Award.

Taylor Capital Group, Inc.

By:	/s/ BRUCE W. TAYLOR

Its:	Chief Executive Officer

TAYLOR CAPITAL GROUP, INC.

RESTRICTED STOCK AWARD

In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee agree as follows:

AWARD

Award of Shares. Subject to all of the terms and conditions set forth in this 2008 Restricted Stock Award and the accompanying Notice of Restricted Stock Grant (the “Notice”) (both documents collectively referred to as the “Agreement”), Taylor Capital Group, Inc. (the “Company”) hereby grants to Mark A. Hoppe (the “Employee”) that number of restricted shares of Common Stock (the “Restricted Shares”) set forth under the heading “Total Number of Shares Awarded” in the Notice.

Conditions to Award. The Award of Restricted Shares to Employee is conditioned upon Employee delivering to the Company: (1) if requested by the Company, a duly signed stock power, endorsed in blank, relating to the Restricted Shares as required under Section 2.7 hereof, (2) a duly signed Section 83(b) Election, if the Employee makes such election, within ten (10) days of filing the Section 83(b) Election along with any other filing and notification required pursuant to regulations issued under Section 83(b) of the Code, and (3) such other documents or agreements as the Company may request.

Voting and Other Rights. As of February 4, 2008 (“Date of Award”), Employee shall have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon. Any cash dividends paid on any Restricted Shares shall be paid to the Employee. In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid on any Restricted Shares, such non-cash dividends or other distributions payable to the Employee shall be retained by the Company and not delivered to the Employee until such time as the Restrictions on the Restricted Shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares shall have become Vested Shares. Such non-cash dividends or distributions with respect to the Restricted Shares shall be retained by the Company in the event the corresponding Restricted Shares on which such non-cash dividends or other distributions were paid are forfeited to the Company under Section 2.1(b) hereof.

Subject to Plan. This 2008 Restricted Stock Award is subject to all of the terms and conditions of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, as amended and restated as of April 26, 2007 (the “Plan”), as the same may be further amended from time to time. Any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

RESTRICTIONS

Restrictions. The Restricted Shares are being awarded to Employee subject to the following transfer and forfeiture restrictions (collectively, the “Restrictions”).

Transfer. Prior to the date that the Restricted Shares become Vested Shares (as defined in Section 2.2 hereof), Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares without the written consent of the Company, which consent may be withheld by the Company in its sole discretion.

Forfeiture. Upon termination of Employee’s employment with the Company, the Bank or any Subsidiary, all Restricted Shares which are not Vested Shares (or have not become Vested Shares under Section 2.2 or Section 2.3 hereof) at the effective time of such termination, shall immediately thereafter be returned to or canceled by the Company, and shall be deemed to have been forfeited by Employee to the Company. Upon any forfeiture of Restricted Shares under this Section 2.1, the Company will not be obligated to pay Employee any consideration whatsoever for the forfeited Restricted Shares, unless required by applicable law.

Lapse of Restrictions. Subject to the other terms of this Agreement, the Restrictions shall lapse with respect to the Restricted Shares awarded hereunder only at the time or times and as to that number of Restricted Shares determined in accordance with the Vesting Schedule set forth in the Notice. To the extent the Restrictions shall have lapsed with respect to Restricted Shares subject to this Award, those shares (the “Vested Shares”) will thereafter be free of the Restrictions.

Acceleration of Vesting. Notwithstanding the Vesting Schedule set forth in the Notice, the Restrictions shall lapse with respect to any Restricted Shares that have not otherwise vested as of the termination of the Employee’s employment with the Company, the Bank or any Subsidiary (as defined below) if such termination is by reason of the Employee’s death, Disability or Retirement, by the Company without Cause, as a result of the Company’s delivery of a notice of its intent not to renew the term of the Employment Agreement without Cause, or by the Employee for Good Reason (as those terms are defined below).

Termination of Vesting. Subject to Section 2.3, in the event the Employee’s employment with the Company or the Cole Taylor Bank (the “Bank”) (or any other employment, consulting, advisory or service relationship or arrangement with the Company, the Bank or any Subsidiary) is terminated for any reason, no further vesting (pro rata or otherwise) shall occur after the occurrence of such event.

Withholding Taxes.

The Award of the Restricted Shares to the Employee, and the lapse of Restrictions on the Restricted Shares, shall be conditioned on any applicable federal, state or local withholding taxes having been paid by Employee at the appropriate time pursuant to a direct payment of cash or other readily available funds to the Company. The Committee may permit the Employee to satisfy all or any portion of his obligations under this Section 2.5(a) by having the Company withhold from the Restricted Shares with respect to which the Restrictions will lapse, that number of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such shares, equal to the federal, state or local taxes required to be withheld by the Company with respect to such lapse of Restrictions; provided however, that the Fair Market Value of any shares of Common Stock withheld under this Section 2.5(a) may not exceed the statutory minimum withholding amount required by law.

If the Employee shall have elected to file a Section 83(b) Election with respect to the award of Restricted Shares hereunder, the award of the Restricted Shares shall be conditioned on the Employee providing the Company with a direct payment of cash or other immediately available funds in an amount equal to the statutory minimum withholding taxes required to by withheld by the Company not later than 30 days after the date of the award.

Issuance of Shares; Restrictive Legend. Any such certificates issued by the Company with respect to the Restricted Shares shall be registered in Employee’s name and shall be inscribed with a legend evidencing the Restrictions, and such additional legends as may be required to comply with the Securities Act of 1933, as amended, and other applicable federal or state securities laws. Alternatively, the Company may issue Restricted Shares hereunder in uncertificated form.

Custody. All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company. The Company shall provide Employee with a copy of any certificate representing the Restricted Shares, or such other evidence thereof as may be determined by the Company, which shall contain the legends described in Section 2.6. The Company is hereby authorized to cause the transfer into its name of the Restricted Shares (and any non-cash distributions or other property described in Section 1.3 hereof) which are forfeited to the Company pursuant to Section 2.1(b) hereof. At the request of Employee, certificates representing Vested Shares shall, subject to any applicable securities law restrictions, be delivered by the Company to Employee or Employee’s personal representative. Certificates representing shares that have become Vested Shares in accordance with Section 2.2 or 2.3 shall be issued without the legend evidencing the Restrictions, but may contain such legends as may be required to comply with the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

ADJUSTMENTS

Adjustments. Any Adjustments made under Section 10 of the Plan will be final, binding and conclusive. No fractional shares will be issued pursuant to the Award on account of any such adjustments. The terms “Restricted Shares” and “Vested Shares” shall include any shares, securities, or other property that Employee receives or becomes entitled to receive as a result of Employee’s ownership of the original Restricted Shares, and any such shares, securities or other property shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such shares, securities or other property are issued.

DEFINITIONS

Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” means: (a) Employee has committed an act of dishonesty that results, or is intended to result, in material gain or personal enrichment of Employee or has, or is intended to have, a material detrimental effect on the reputation or business of the Company or the Bank; (b) Employee has committed an act or acts of fraud, moral turpitude or constituting a felony (other than relating to the operation of a motor vehicle); (c) any material breach by Employee of any provision of the Employment Agreement that, if curable, has not been cured by Employee within thirty (30) days of written notice of such breach from the Company or the Bank; (d) an intentional act or willful gross negligence on the part of Employee that has, or is intended to have, a material, detrimental effect on the reputation or business of the Company or the Bank; (e) Employee’s refusal, after thirty (30) days written notice thereof, to perform specific reasonable directives from the board of directors of the Company or the

Bank that are reasonably consistent with the scope and nature of his duties and responsibilities, as set forth in the Employment Agreement; or (f) Employee being barred or prohibited by any governmental authority or agency from holding the position of Chief Executive Officer of the Company or the Bank. The decision to terminate Employee’s employment for Cause, to take other action or to take no action in response to any occurrence shall be in the sole and exclusive discretion of the board of directors of the Company. No act or failure to act shall be considered “intentional” unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company or the Bank; and provided further that no act or omission shall constitute Cause hereunder absent such a finding by the board of directors of the Company.

“Change In Control” shall mean any of the following:

(a) a change in the ownership of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(v)) (other than a transfer to a group comprised of members of the Taylor Family or an Employee Stock Ownership Plan established by the Company); or

(b) a change in effective control of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(vi)), or

(c) a change in the ownership of a substantial portion of the assets of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(vii)).

However, a Change in Control shall not occur under Subparagraphs (a), (b) or (c) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a Change in Control under Subparagraph (c) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraph (c) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.

“Disability” for the purposes of this Agreement, shall be deemed to have occurred if the Company determines that Employee has a physical or mental impairment, as confirmed by a licensed physician selected by the Company, which renders Employee unable to engage in any substantial gainful activity, and is expected to result in death or is expected to last for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with section 409A of the Code, and the regulations promulgated thereunder, and shall be interpreted and administered in accordance with said provisions. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

“Good Reason” shall mean the occurrence of any of the following events unless, (A) such event occurs with the Employee’s express prior written consent, (B) the event is an isolated, insubstantial or inadvertent action or failure to act which is remedied by the Company or the Bank promptly after receipt of notice thereof given by the Employee, (C) the event occurs in connection with the termination of the Employee’s employment for Cause, Disability or death or (D) the event occurs in connection with the Employee’s voluntary termination of employment other than due to the occurrence of one of the following events:

(1) a material adverse change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Employee’s position (including, but not limited to, Employee not being re-elected or removed from his positions with the Company or the Bank); or

(2) a change in the Employee’s principal office to a location outside of Cook County, DuPage County or Lake County; or

(3) any material reduction in Employee’s base salary and bonus opportunity (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Company, unless such reduction occurs during the two year period commencing upon a Change in Control); or

(4) a material breach of the Employment Agreement by the Company or the Bank.

Anything herein to the contrary notwithstanding, the Employee shall be required to give written notice to the Board of Directors of the Company that the Employee believes an event has occurred that constitutes a Good Reason event within ninety (90) days of the initial occurrence, which written notice shall specify the particular act or acts, on the basis of which the Employee intends to so terminate the Employee’s employment, and the Company shall then be given the opportunity, within thirty (30) days of its receipt of such notice, to cure said event. Employee’s termination shall not be considered to be a termination for Good Reason unless such termination occurs within one hundred twenty (120) days after the occurrence of the Good Reason event.

“Retirement” shall mean the termination of Employee’s employment with the Company, the Bank or any Subsidiary for any reason other than for Cause after Employee reaches age sixty-five (65) with 5 years of service.

“Section 83(b) Election” shall mean an election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed with respect to the Restricted Shares at the time of grant rather than upon the lapse of the Restrictions.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

MISCELLANEOUS

Administration. This Award shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company, the Bank or any Subsidiary and the Employee. Any benefit derived under this Agreement shall not be considered compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

The Company’s Rights. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Employee. Whenever the word “Employee” is used in any provision of this Agreement, under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Award may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.

Nontransferability of Award. This Award is not transferable by the Employee otherwise than by will or the laws of descent and distribution.

Entire Agreement; Modification. Except as provided in the Plan and the Notice, this Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).